As filed with the Securities and Exchange Commission on August 9, 2013

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact name of registrant as specified in its charter)

FLORIDA	59-2260678
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

815 Colorado Avenue

Stuart, Florida 34994

(Address, including zip code, of Principal Executive Offices)

SEACOAST BANKING CORPORATION OF FLORIDA 2013 INCENTIVE PLAN

(Full title of the plan)

Dennis S. Hudson, III

Chief Executive Officer

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

(772) 287-4000

(Name, address and telephone number, including area
code, of agent for service)

Copies to: Randolph A. Moore III Alston & Bird LLP 1201 West Peachtree Street, NE Atlanta, Georgia 30309 (404) 881-7794

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.10 par value	6,500,000	(1)	$2.30	(2)	$14,950,000	(2)	$2,039.18

(1)	Amount to be registered consists of 6,500,000 shares of Common Stock that may be issued under the Seacoast Banking Corporation of Florida 2013 Incentive Plan (the “Plan”). This registration statement also covers additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

(2)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) and (c) under the Securities Act, based on the average of the high and low prices of the Company’s Common Stock on the Nasdaq Global Select Market on August 7, 2013.

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PART I                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a)          The documents constituting Part I of this registration statement will be sent or given to participants in the Seacoast Banking Corporation of Florida 2013 Incentive Plan (the “Plan”), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

(b)          Upon written or oral request, Seacoast Banking Corporation of Florida (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act. Requests for the above-mentioned information should be directed to the Company’s Corporate Secretary, at the address and telephone number on the cover of this registration statement.

PART II              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2012;

(b)	All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2012; and

(c)	The description of the Company’s common stock set forth in the Company’s registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities that remain unsold, will be deemed incorporated by reference in this registration statement and to be a part hereof.

Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained in any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

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Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Florida Business Corporation Act, as amended, or the “FBCA,” permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the FBCA permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

The Company’s Bylaws contain indemnification provisions similar to the FBCA, and further provide that the Company may purchase and maintain insurance on behalf of directors, officers, employees and agents in their capacities as such, or serving at the request of the Company, against any liabilities asserted against such persons whether or not the Company would have the power to indemnify such persons against such liability under the Company’s Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(Signatures on following page)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on this 9th day of August, 2013.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that such person whose signature appears below constitutes and appoints Dennis S. Hudson III as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dennis S. Hudson III	Chairman and Chief Executive Officer	August 9, 2013
Dennis S. Hudson III	(Principal Executive Officer)

/s/ William R. Hahl	Executive Vice President and Chief Financial Officer	August 9, 2013
William R. Hahl	(Principal Financial and Accounting Officer)

/s/ Stephen E. Bohner	Director	August 9, 2013
Stephen E. Bohner

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/s/ T. Michael Crook	Director	August 9, 2013
T. Michael Crook

/s/ H. Gilbert Culbreth, Jr.	Director	August 9, 2013
H. Gilbert Culbreth, Jr.

/s/ Christopher E. Fogal	Director	August 9, 2013
Christopher E. Fogal

/s/ Roger O. Goldman	Director	August 9, 2013
Roger O. Goldman

Director
Robert B. Goldstein

/s/ Dale M. Hudson	Director	August 9, 2013
Dale M. Hudson

/s/ Dennis S. Hudson, Jr.	Director	August 9, 2013
Dennis S. Hudson, Jr.

/s/ Thomas E. Rossin	Director	August 9, 2013
Thomas E. Rossin

/s/ Edwin E. Walpole III	Director	August 9, 2013
Edwin E. Walpole III

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EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1.1	Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed May 10, 2006.

4.1.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 23, 2008.

4.1.3	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.4 to the Company’s Form S-1, filed June 22, 2009.

4.1.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed July 20, 2009.

4.1.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 3, 2009.

4.1.6	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K/A, filed July 14, 2010.

4.1.7	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 25, 2010.

4.1.8	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 1, 2011.

4.2	Amended and Restated By-laws of the Company, incorporated herein by reference from Exhibit 3.2 to the Company’s Form 8-K, filed December 21, 2007.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page of this registration statement).

99.1	Seacoast Banking Corporation of Florida 2013 Incentive Plan, incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 9, 2013.